UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2009 (February 23, 2009)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2009, Pinnacle Data Systems, Inc. entered into a Second Lease Amendment with its landlord, Duke Realty Ohio, for its headquarters located at 6600 Port Road in Groveport, Ohio, and a First Lease Amendment for its warehouse space located at 6295 Commerce Center Drive in Groveport, Ohio. Under the lease amendments the Company and its landlord agreed to the following material amendments:

•	the rent schedules of each lease have been revised to provide for a reduction in the minimum annual rent amounts;

•	the term of each lease has been extended to July 31, 2012; and

•	each lease has been revised to contain the grant of an option to extend the term of each lease period for one (1) additional period of three (3) years, exercisable upon nine (9) months written notice.

Except as disclosed in this Form 8-K, all other material terms and conditions of the lease agreements remain the same.

The second lease amendment for the Company’s headquarters located at 6600 Port Road in Groveport, Ohio is attached as Exhibit 10.1.

The first lease amendment for the Company’s warehouse space located at 6295 Commerce Center Drive in Groveport, Ohio is attached as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Descriptions

10.1	Second Lease Amendment between Pinnacle Data Systems, Inc. and Duke Realty Ohio, effective February 23, 2009

10.2	First Lease Amendment between Pinnacle Data Systems, Inc. and Duke Realty Ohio, effective February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot, Chief Financial Officer

Dated: February 26, 2009